Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	March 28, 2007

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp. (HTC)

Designated Filer:	Blackstone FI Communications Associates (Cayman) Ltd.

Other Joint Filers:	Blackstone Communications Management Associates (Cayman) L.P.
Blackstone NSS Communications Partners (Cayman) L.P.
Blackstone Family Communications Partnership (Cayman) L.P.
Peter G. Peterson
Stephen A. Schwarzman

Addresses:	The principal business address of each of the Joint Filers above is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154, U.S.

Signatures:

Blackstone NSS Communications Partners (Cayman) L.P.
By Blackstone Communications Management Associates (Cayman) L.P., its general partner
By Blackstone FI Communications Associates (Cayman) Ltd., its general partner

By: /s/ Robert L. Friedman
Name: Robert L. Friedman
Title:   Director

Blackstone Family Communications Partnership (Cayman) L.P.
By Blackstone Communications Management Associates (Cayman) L.P., its general partner
By Blackstone FI Communications Associates (Cayman) Ltd., its general partner

By: /s/ Robert L. Friedman
Name: Robert L. Friedman
Title:   Director

Blackstone Communications Management Associates (Cayman) L.P.
By Blackstone FI Communications Associates (Cayman) Ltd., its general partner

By: /s/ Robert L. Friedman
Name: Robert L. Friedman
Title:   Director

Blackstone FI Communications Associates (Cayman) Ltd.

By: /s/ Robert L. Friedman
Name: Robert L. Friedman
Title:   Director
Blackstone LR Associates (Cayman) IV Ltd.

/s/ Peter G. Peterson

Peter G. Peterson

/s/ Stephen A. Schwarzman

Stephen A. Schwarzman